GTT Reports First Quarter 2014 Financial Results

Revenue Grew 80% to $47.5 million

Adjusted EBITDA Increased 132% to $8.4 million

McLean, VA, May 9, 2014 - GTT Communications, Inc. (“GTT”) (NYSE MKT: GTT), a cloud networking service provider offering Tier 1 IP and Ethernet network solutions to multinational enterprises, today announced its financial results for the first quarter ended March 31, 2014. Highlights include:

Highlights

•	Revenue increased 80 percent to $47.5 million as compared to $26.4 million in the first quarter of 2013

•	Gross Margin increased 380 basis points to 37.0% compared to 33.2% in the first quarter of 2013

•	Adjusted Earnings before Interest Taxes Depreciation and Amortization (“EBITDA”)* increased by 132 percent to $8.4 million compared to $3.6 million in the first quarter of 2013

•	Adjusted EBITDA margin expanded 400 basis points to 17.7% from 13.7% in the first quarter of 2013

•
Net loss of $0.41 per share includes $0.37 per share loss related to other non-cash expense of $7.2 million for the mark-to-market of warrants and other non-cash expense of $1.6 million related to the final nLayer earn-out both due to significant stock price appreciation in the quarter

* See “Annex A: Non-GAAP Financial Information-Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“2014 is off to a terrific start," stated Rick Calder, President and CEO. “First quarter revenue and Adjusted EBITDA growth remained strong year-over-year and sequentially. GTT’s addressable market of multinational clients with needs for secure, scalable and burstable cloud networking solutions is undergoing rapid growth.”

“We are seeing significant client wins based on our proven strategy of extending ubiquitous network connectivity worldwide, expanding our cloud networking service portfolio, and delivering outstanding client experience with simplicity, speed and agility. We will continue to accelerate our growth toward our next financial objectives of $400 million in revenue and $100 million in Adjusted EBITDA. Our aim remains to be the clear leader in addressing the unique cloud networking needs of our target multinational clients.”

First quarter revenue, gross margin and Adjusted EBITDA all increased on a sequential basis. Revenue increased 3% driven by significant new services additions from the fourth quarter 2013. Gross margin expanded 80 basis points through sales growth in higher-margin service installations and further network cost efficiencies. Adjusted EBITDA increased 5% due to the strong flow through from gross margin.

“GTT’s operating leverage continues to expand as strong revenue growth and increasing gross margins generated another strong quarter in Adjusted EBITDA growth,” stated Michael Bauer, Chief Financial Officer. “Importantly, in our capex light business model we only spent $1.7 million in capital expenditures, or 3.6% of revenue, yielding $6.7 million in unlevered free cash flow. We expect to execute our growth strategy organically and through acquisition to extend our record of strong financial results. Supported by our high level of financial flexibility, GTT is excellently positioned for another strong year.”

Conference Call Information
GTT will hold a conference call today, on Friday, May 9, 2014 at 10:00 a.m. Eastern Time to discuss these results. To participate in the live conference call, interested parties may dial +1.888.437.9445 or +1.719.325.2428, entering passcode 2001639. A simultaneous live webcast of the call will be available over the Internet at www.gtt.net, under the Investor Relations section of the site. A telephonic replay of the conference call will be available for one month and may be accessed by calling +1.888.203.1112 or +1.719.457.0820 and using the passcode 2001639. The webcast will be archived in the investor relations section of the company's web site www.gtt.net.

Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

About GTT
GTT operates a global Tier 1 IP network with the most interconnected Ethernet service platform around the world. We provide highly reliable, scalable and secure cloud networking services. Our clients trust us to deliver solutions with simplicity, speed, and agility that are unmatched by other network providers. For more information visit GTT www.gtt.net.

Please contact:

GTT Investor Relations
Jody Burfening/Carolyn Capaccio
1.212.838.3777
ccapaccio@lhai.com

GTT Media Inquiries
Ann Rote
1.703.677.9941
ann.rote@gt-t.net

Condensed Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2014	March 31, 2013
Revenue:
Telecommunications services sold	$47,469	$26,433

Operating expenses:
Cost of telecommunications services provided	29,888	17,657
Selling, general and administrative expense	9,656	5,364
Restructuring costs, employee termination and other items	—	242
Depreciation and amortization	5,556	2,395

Total operating expenses	45,100	25,658

Operating income	2,369	775

Other expense:
Interest expense, net	(2,410)	(1,306)
Loss on debt extinguishment	—	(706)
Other expense, net	(8,879)	(1,093)

Total other expense	(11,289)	(3,105)

Loss before income taxes	(8,920)	(2,330)

Provision for income taxes	746	191

Net loss	$(9,666)	$(2,521)

Loss per share:
Basic	$(0.41)	$(0.13)
Diluted	$(0.41)	$(0.13)

Weighted average shares:
Basic	23,444,384	19,264,481
Diluted	23,444,384	19,264,481

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$7,241	$5,785
Accounts receivable, net of allowances of $832 and $702, respectively	21,953	22,305
Deferred contract costs	2,830	1,975
Prepaid expenses and other current assets	2,180	2,878
Total current assets	34,204	32,943
Property and equipment, net	18,589	20,450
Intangible assets, net	40,638	43,618
Other assets	8,081	7,726
Goodwill	67,019	67,019
Total assets	$168,531	$171,756
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$23,002	$20,983
Accrued expenses and other current liabilities	22,772	26,999
Short-term debt	6,500	6,500
Deferred revenue	7,202	6,797
Total current liabilities	59,476	61,279
Long-term debt	87,015	85,960
Deferred revenue	1,357	1,480
Warrant liability	19,511	12,295
Other long-term liabilities	1,223	1,232
Total liabilities	168,582	162,246
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 23,789,875, and 23,311,023 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	2	2
Additional paid-in capital	76,167	76,014
Accumulated deficit	(75,892)	(66,226)
Accumulated other comprehensive loss	(328)	(280)
Total stockholders' equity (deficit)	(51)	9,510
Total liabilities and stockholders' equity (deficit)	$168,531	$171,756

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA from net loss (amounts in thousands):

	Three Months Ended
	March 31, 2014	March 31, 2013
Net loss	$(9,666)	$(2,521)
Provision for income taxes	746	191
Interest and other, net	11,289	3,105
Depreciation and amortization	5,556	2,395
EBITDA	7,925	3,170
Restructuring costs, employee termination and other items	—	242
Non-cash compensation	489	215
Adjusted EBITDA	$8,414	$3,627

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